Exhibit (a)(1)(O)

Additional Information; Participants in the Solicitation Additional Information and Where to Find It; Participants in the Solicitation and Notice to Investors  SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. (“SOUTHWEST GAS”, “SWX” or the “COMPANY”) FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF SOUTHWEST GAS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF SOUTHWEST GAS AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S (“SEC”) WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CARL C. ICAHN AND HIS AFFILIATES WITH THE SEC ON OCTOBER 5, 2021. EXCEPT AS OTHERWISE DISCLOSED IN THE SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN SOUTHWEST GAS.  THE SOLICITATION DISCUSSED HEREIN RELATES TO THE SOLICITATION OF PROXIES FOR USE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS.  THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A RECOMMENDATION, AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL SHARES. IEP UTILITY HOLDINGS LLC, AN AFFILIATE OF ICAHN ENTERPRISES, FILED A TENDER OFFER STATEMENT AND RELATED EXHIBITS WITH THE SEC ON OCTOBER 27, 2021. SOUTHWEST GAS FILED A SOLICITATION/ RECOMMENDATION STATEMENT WITH RESPECT TO THE TENDER OFFER WITH THE SEC ON NOVEMBER 9, 2021. STOCKHOLDERS OF SOUTHWEST GAS ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS THAT ARE FILED BY IEP UTLITY HOLDINGS LLC WITH THE SEC WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF SOUTHWEST GAS FREE OF CHARGE UPON REQUEST TO THE INFORMATION AGENT FOR THE TENDER OFFER. THE INFORMATION AGENT FOR THE TENDER OFFER IS HARKINS KOVLER, LLC, 3 COLUMBUS CIRCLE, 15TH FLOOR, NEW YORK, NY 10019, TOLL-FREE TELEPHONE: +1 (800) 326-5997, EMAIL: SWX@HARKINSKOVLER.COM.

Forward-Looking Statements; Special Note Regarding Presentation Forward-Looking Statements Certain statements contained in this presentation are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology. Important factors that could cause actual results to differ materially from the expectations set forth in this presentation include, among other things, the factors identified in the public filings of Southwest Gas. Such forward-looking statements should therefore be construed in light of such factors, and we are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Special Note Regarding this Presentation THIS PRESENTATION CONTAINS OUR CURRENT VIEWS ON THE VALUE OF SOUTHWEST GAS SECURITIES AND CERTAIN ACTIONS THAT SOUTHWEST GAS’ BOARD MAY TAKE TO ENHANCE THE VALUE OF ITS SECURITIES. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. SOUTHWEST GAS’ PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS. WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS PRESENTATION. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING SOUTHWEST GAS WITHOUT UPDATING THIS PRESENTATION OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW).

Introduction GOAL TO PROVIDE INTRODUCTION TO COMPLICATED SITUATION. Topics: SWX Share Price Underperformance Causes of Underperformance (low ROE, high G&A, broken trust, excessive debt) Multi-Year Track Record Revealing a Lack of Accountability and Oversight Failing Diversification Strategy Timeline to Date IEP Financing Proposals Our Plan and Directors

Long-Term Share Price Underperformance SINCE HESTER BECAME CEO, SWX’S SHARE PRICE MATERIALLY UNDERPERFORMED PEERS. Regulated Gas LDC Peers

Long-Term Share Price Underperformance EVEN MORE SHOCKING WHEN CONSIDERING PERFORMANCE OF UTILITY SERVICES PEERS! Utility Services Peers

(1) SWX adjusted for excess COLI income. Unadjusted ROE of 7.5% as per SWX. Return on Equity (ROE) Underperformance 42% INCREASE IN G&A SINCE HESTER’s REIGN LOW ROE IS LIKELY THE BIGGEST DRIVER OF STOCK PRICE UNDERPERFORMANCE. SWX HAS THE LOWEST ROE OF UTILITIES IN ARIZONA AND NEVADA. AZ & NV 2020 Utility ROEs(1)

ROE UNDERPERFORMANCE PARTIALLY THE RESULT OF BLOATED G&A THAT HAS GROWN 42% SINCE HESTER BECAME CEO. ROE Underperformance Utility G&A Hester’s Added Cost

Source: State of Nevada Public Utilities Commission filings (2018-2020). “Staff believes SWG needs to change its culture to be a better steward of ratepayer money, which begins by holding SWG’s Senior Executives accountable for the including of such invoices, costs and expenditures without thorough and proper vetting.” “Nevada ratepayers should not be asked to pay for the cost of a District Manager to live in a million-dollar home” “Staff also found expenditures associated with bartender costs, a golf course membership” “SWG Board of Director having a manicure and pedicure and billing ratepayers” “The Work Order for the purchase of the CEO office furniture is 0057W0004777 and the total amount is $120,449.71” “SWG Senior Executives incurring a dinner tab in excess of $4,700” “SWG should not have performed the remodel in its existing headquarters since a new Executive Board Room will be constructed at the new SWG headquarters building on Durango – and SWG’s ratepayers should not pay twice for Executive Board rooms.” ROE Underperformance … AND PARTIALLY THE RESULT OF BROKEN TRUST WITH REGULATORS…

ROE Underperformance … AND PARTIALLY THE RESULT OF DECLINING CREDIT RATINGS

The Board Fails to Hold Management Accountable & Tie Pay to Performance NEO COMPENSATION INCREASED 25% AND 27% IN 2019 AND 2020 WHILE SWX UNDERPERFORMED THE S&P UTILITIES INDEX BY 24% AND 18%, RESPECTIVELY. THE BOARD LET HESTER PAY HIMSELF $6.5M IN 2020! NEO Compensation(1) Excludes “Change in Pension Value and Non-Qualified Deferred Compensation.”

Board is Over Tenured THEY CARE MORE ABOUT KEEPING THEIR BOARD SEATS THAN QUESTIONING THE $6M MAN. Carlos Ruisanchez served as President and CFO of Pinnacle Entertainment – the same Company that Stephen Comer served as a Director. Potential crony? Is anyone surprised? There is more casino experience on the Board than utility experience! No wonder shareholders and ratepayers are being failed.

Underperformance is Masked by M&A Diversification and “Optionality” WE BELIEVE THE BOARD AND MANAGEMENT ARE INTENTIONALLY RUNNING A COUNTER-TREND M&A DIVERSIFICATION STRATEGY TO DISTRACT FROM OPERATIONAL UNDERPERFORMANCE. Industry Trend is to Simplify by Selling Non-Core Assets. SWX is Pursing a Conglomerate Structure of Unrelated Assets. Buyers Sellers

Questar Pipelines Deal is the Last Straw

OVER-PRICED, UNDER-THOUGHT, NO SYNERGIES, DILUTIVE TO GROWTH (AND SOMEHOW MAYBE EVEN TO EPS). THE QUESTAR DEAL IS SIMPLY A DISASTER.

- **Why pay $300M more than Warren Buffet?** He had so many synergies his deal was blocked. SWX is going to have to increase costs.
- **Where is the shareholder vote?** The 100% temporary debt-financing effectively forces >25% dilution on shareholders for maybe a few pennies of EPS with **NO VOTE.**
- **Why dilute the long-term business growth?** Adding a long-haul natural gas pipeline fed by declining natural gas production in Pinedale and Piceance basins dilutes the growth of the regulated utility and services division. If volumes in the basin decline eventually the pipeline's earnings will drop.
- **Why issue stock at 1x rate base to buy an asset at 2x rate base?** This defies modern finance. Especially since Questar Pipeline's profits won't grow.
- **Why leak a deal if you don't listen to shareholders?** SWX stock fell ~8% the next morning and you just did it anyway.


CO + WY Natural Gas Production (bcfpd)
14% decline
10.5
10.0
9.5
9.0
8.5
8.0
7.5
Jan-19
Mar-19
May-19
Jul-19
Sep-19
Nov-19
Jan-20
Mar-20
May-20
Jul-20
Sep-20
Nov-20
Jan-21
Mar-21
May-21
Jul-21

14

Timeline WE HAVE COMMUNICATED OPENLY AND TRANSPARENTLY IN BEST INTERESTS OF ALL SHAREHOLDERS, WHILE BOARD AND MANAGEMENT ONLY DESTROY VALUE. Questar deal is leaked – stock falls Icahn objects to Questar deal – stock rises SWX pursues Questar deal anyway – stock falls Icahn makes offer and shows a path forward – stock rises and stabilizes Board rejects offer and indicates intention to resist Icahn initiatives – stock falls

Our Financing Proposals WE HAVE OFFERED MULTIPLE SHAREHOLDER-FRIENDLY OPTIONS AND RECEIVED MINIMAL COMMUNICATION FROM THE COMPANY. Proposal #1: If SWX must issue equity, issue to your existing shareholders through a rights-offering We offered to backstop this at no cost and to share that backstop with other shareholders if desired Shareholders can either sell that valuable right or participate SWX has not responded (besides implementing a poison pill) Proposal #2: IEP launches tender offer for ANY AND ALL shares at $75 per share Offers shareholders a premium to share price (~16% vs. prior day close) rather than face dilution from board and management Offers shareholders who want to sell now a way out at a substantial premium to the value arising from the board and management plans, while enabling others to remain invested with Icahn SWX rejected as insufficient and illusory due to conditions (which is silly considering two of the key conditions can be fulfilled easily by the Board of Directors) Proposal #3: IEP offers to fund 100% of deal-related equity needs at $75 per share We also offered to cap voting rights at 20% SWX has not responded

Our Plan SIMPLIFY THE BUSINESS STRUCTURE. OPTIMIZE THE REGULATED UTILITY. NEW BOARD AND NEW MANAGEMENT COMPRISED OF EXPERIENCED PROFESSIONALS. We believe our directors will: Act as real fiduciaries to the stakeholders with respect to holding this (or new) management accountable for performance Fairly evaluate our tender offer, and assuming they determine the offer to be fair, remove the poison pill so that shareholders can decide for themselves whether to accept Look to separate the services division, the Questar pipeline and regulated gas LDC into distinct entities Re-institute a rock-solid balance sheet to allow for investments in RNG and green hydrogen Bring fresh eyes to lower SWX’s utility cost structure reducing pressure on customers Re-establish regulatory trust by working collaboratively on shared goals, ending the expensive game of hide-and-seek Hire counsel who can seek recovery for NV and AZ ratepayers for faulty Driscopipe replacement costs Hire and promote best-in-class management

The Upside & Downside for All Stakeholders IF SHAREHOLDERS ACT, SIGNIFICANT SHARE PRICE APPRECIATION IS POSSIBLE. IF WE DO NOT ACT, CONTINUED HIGH-RISK LOW-RETURN ACTIONS WILL INEVITABLY LEAD TO CALAMITY.